                                  EXHIBIT 23.4

                         Consent of Ernst & Young LLP,

                             Independent Auditors,

                              dated July 29, 2003

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 2003, with respect to the combined financial statements of Marriott Senior Living Services Twenty-One Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in the Registration Statement Form S-11 (No. 333- ) and related Prospectus of CNL Retirement Properties, Inc.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2003, with respect to the combined financial statements of Marriott Senior Living Services Nine Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in the Registration Statement Form S-11 (No. 333- ) and related Prospectus of CNL Retirement Properties, Inc.

                                                      /s/ Ernst & Young LLP

McLean, Virginia
July 29, 2003